Exhibit 10(g)
McDONALD’S CORPORATION
AMENDED AND RESTATED 2012 OMNIBUS STOCK OWNERSHIP PLAN
Approved by shareholders and effective as of May 21, 2020
THE PLAN
McDonald’s Corporation, a Delaware corporation (the “Company”), established the Amended and Restated McDonald’s Corporation 2012 Omnibus Stock Ownership Plan, which was submitted for approval to the Company’s shareholders at the May 21, 2020 Annual Shareholders’ Meeting. Subject to shareholder approval, the Company desires to amend and restate the McDonald’s Corporation 2012 Omnibus Stock Ownership Plan, which was approved by the Company’s shareholders on May 24, 2012 and became effective on June 1, 2012. In the event the Company’s shareholders approve the Amended and Restated McDonald’s Corporation 2012 Omnibus Stock Ownership Plan at the May 21, 2020 Annual Shareholders’ Meeting, references to “the Plan” shall be the plan so approved. In the event that the shareholders do not approve the amended and restated plan at the May 21, 2020 Annual Shareholders’ Meeting, references to “the Plan” shall mean the plan as it was in effect as of June 1, 2012.
The Plan permits the grant of stock options, stock bonuses, dividend equivalents, restricted stock units and other stock‑based awards. The Plan replaces the Amended and Restated 2001 Omnibus Stock Ownership Plan, as amended through February 9, 2011, and applies to all Awards (as hereinafter defined) granted on or after June 1, 2012, subject to variations as required to comply with local laws and regulations applicable outside the United States.
1.Purpose
The purpose of this Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those Employees and non‑Employee directors upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such Employees and directors on behalf of the Company, strengthen their desire to continue in the service of the Company, and encourage shareholder and entrepreneurial perspectives through Stock ownership. It is also anticipated that the opportunity to obtain such financial interest and Stock ownership will prove attractive to promising new Employees and will assist the Company in attracting such Employees.
2.Definitions
As used in this Plan, the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
(a)“Award” means any stock options, restricted stock units, stock bonuses, dividend equivalents and other stock‑based awards granted under this Plan. In addition, for purposes of Section 3(d) only, “Award” means any award granted under any Prior Plan.
(b)“Award Agreement” has the meaning specified in Section 4(c)(iv).
(c)“Board” means the Board of Directors of the Company.
(d)“Bonus Shares” means 1,000,000 shares of Stock that may be granted pursuant to Section 6(c), which, for the avoidance of doubt, shall not exceed more than 5% of the available share reserve authorized for issuance under the Plan as of the Effective Date.
(e)“Business Combination” has the meaning specified in Section 2(h)(iii).
(f)“Business Day” means any day on which the principal securities exchange on which the shares of the Company’s common stock are then listed or admitted to trading is open.

(g)“Cause” means (i) in the case of a Grantee who is an Employee of the Company or a Subsidiary, the Grantee’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude, and (ii) in the case of a Grantee who is a non‑Employee director or senior director of the Company, cause pursuant to Article Twelfth (c) of the Company’s Restated Certificate of Incorporation.
(h)“Change in Control” means the happening of any of the following events:
(i)the acquisition by any Person of “beneficial ownership” (within the meaning of Rule 13d‑3 promulgated under the 1934 Act) of 20% or more of either (A) the then‑outstanding shares of Stock (“Outstanding Company Common Stock”) or (B) the combined voting power of the then‑outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(h)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction that complies with Sections 2(h)(iii)(A), (B) and (C); or
(ii)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then‑outstanding shares of common stock and the combined voting power of the then‑outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then‑outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then‑outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(i)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the Code shall include references to successor provisions.
(j)“Committee” has the meaning specified in Section 4(a).

(k)“Company” has the meaning specified in the first paragraph.
(l)“Disability” as it regards Employees, shall mean (a) a mental or physical condition for which the Employee is receiving or is eligible to receive benefits under the McDonald’s Corporation Long‑Term Disability Plan or other long‑term disability plan maintained by the Employee’s employer or (b) a mental or physical condition which, with or without reasonable accommodations, renders an Employee permanently unable or incompetent to carry out the job responsibilities he held or tasks to which he was assigned at the time the condition was incurred, with such determination to be made by the Committee on the basis of such medical and other competent evidence as the Committee in its sole discretion shall deem relevant.
“Disability” as it regards non‑Employee directors and senior directors means a physical or mental condition that prevents the director from performing his or her duties as a member of the Board or a senior director, as applicable, and that is expected to be permanent or for an indefinite duration exceeding one year.
(m)“Dividend equivalent” means an Award made pursuant to Section 6(d).
(n)“Employee” means any individual designated as an employee of the Company, its Affiliate, and/or its Subsidiaries who is on the current payroll records thereof; an Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common‑law employee of the Company, Affiliate, and/or Subsidiary during such period. “Employment” shall have the correlative meaning. The Committee in its discretion may, in the applicable Award Agreement, adopt a different definition of “Employee” and “Employment” for Awards granted to Grantees working outside the United States.
(o)“Effective Date” means May 21, 2020.
(p)“Fair Market Value” of any security of the Company means, as of any applicable date, the closing price of the security at the close of normal trading hours on the New York Stock Exchange, or, if no such sale of the security shall have occurred on such date, on the next preceding date on which there was such a sale.
(q)“Foreign Sub-Plan” has the meaning specified in Section 14.
(r)“Grant Date” has the meaning specified in Section 6(a)(i).
(s)“Grantee” means an individual who has been granted an Award.
(t)“Initial Effective Date” means June 1, 2012.
(u) “including” or “includes” means “including, without limitation,” or “includes, without limitation.”
(v)“Incumbent Board” has the meaning specified in Section 2(h)(ii).
(w)“Minimum Consideration” means $.01 per share or such larger amount determined pursuant to resolution of the Board to be “capital” (within the meaning of Section 154 of the Delaware General Corporation Law).
(x)“Minimum Vesting Requirement” means that Awards subject to the Minimum Vesting Requirement (other than the Bonus Shares) shall not become nonforfeitable prior to the first anniversary of the Grant Date, subject to Sections 12, 13 and 21.
(y)“1934 Act” means the Securities Exchange Act of 1934, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.
(z)“non‑Employee director” means a member of the Board who is not an Employee of the Company.

(aa)“Option Price” means the per‑share purchase price of Stock subject to a stock option.
(bb)“other stock‑based award” means an Award made pursuant to Section 6(f).
(cc)“Outstanding Company Common Stock” has the meaning specified in Section 2(h)(i).
(dd)“Outstanding Company Voting Securities” has the meaning specified in Section 2(h)(i).
(ee)“Person” means any “individual,” “entity” or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act.
(ff)“Prior Plan” means the McDonald’s Corporation Amended and Restated 2001 Omnibus Stock Ownership Plan, as amended and restated, the McDonald’s Corporation 1992 Stock Ownership Incentive Plan, as amended and restated, and the McDonald’s Corporation 1975 Stock Ownership Option Plan, as amended and restated.
(gg)“Restricted Stock Unit” or “RSU” means an Award made pursuant to Section 6(e).
(hh)“Section 16 Grantee” means an individual subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.
(ii)“Service‑Vesting Award” means an Award, the vesting of which is contingent solely on the continued service of the Grantee as an Employee of the Company and its Subsidiaries or as a non‑Employee director of the Company.
(jj)“Stock” means the common stock of the Company, par value $.01 per share.
(kk)“Subsidiary” means any entity in which the Company directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 25% or more interest in the capital and profits.
(ll)“Termination of Directorship” means the first date upon which a non‑Employee director is not a member of the Board.
(mm)“Termination of Employment” of a Grantee means the termination of the Grantee’s Employment with the Company and the Subsidiaries, as determined by the Company.
3.Scope of this Plan
(a)In addition to any shares returned to the Prior Plans as described in (d) below, a total number of shares of Stock may be delivered to Grantees pursuant to this Plan of 56 million, subject to the other provisions of this Section 3 and to adjustment as provided in Section 22. Such shares may be treasury shares or newly‑issued shares or both, as may be determined from time to time by the Board or by the Committee appointed pursuant to Section 4.
(b)Subject to adjustment as provided in Section 22, the maximum number of shares of Stock for which stock options and stock appreciation rights may be granted to any Grantee in any one‑year period shall be 2 million. Subject to the other provisions of this Section 3 and subject to adjustment as provided in Section 22, not more than 1,000,000 Bonus Shares of Stock may be granted under this Plan.
(c)If and to the extent an Award granted under this Plan shall, after the Initial Effective Date, expire or terminate for any reason without having been exercised in full, or shall be forfeited or settled for cash, the shares of Stock (including restricted stock) associated with the expired, terminated or forfeited portion of such Award shall become available for other Awards. In no event shall the number of shares of Stock considered to be delivered pursuant to the exercise of a stock appreciation right include the shares that represent the grant or exercise price thereof, which shares are not delivered to the Grantee upon exercise.

(d)If and to the extent an Award granted under a Prior Plan shall, after the Initial Effective Date, expire or terminate for any reason without having been exercised in full, or shall be forfeited or settled for cash, the shares of Stock (including restricted stock) associated with the expired, terminated or forfeited portion of such Award shall become available for Awards under this Plan. If, after the Initial Effective Date, a Grantee uses shares of Stock owned by the Grantee (by either actual delivery or by attestation) to pay the Option Price of any stock option granted under this Plan or a Prior Plan or to satisfy any tax‑withholding obligation with respect to an Award granted under this Plan or a Prior Plan, the number of shares of Stock delivered or attested to shall be added to the number of shares of Stock available for delivery under this Plan. To the extent any shares of Stock subject to a stock option granted under this Plan are withheld, after the Initial Effective Date, to satisfy the Option Price of that stock option, or any shares of Stock subject to an Award granted under this Plan are withheld to satisfy any tax‑withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under this Plan. To the extent any shares of Stock subject to an Award granted under a Prior Plan are withheld, after the Initial Effective Date, to satisfy any tax‑withholding obligation, such shares shall be added to the maximum number of shares of Stock available for delivery under this Plan. Notwithstanding the foregoing, no shares of Stock that become available for Awards granted under this Plan pursuant to the foregoing provisions of this Section 3(d) shall be available for grants of incentive stock options pursuant to Section 6(f).
4.Administration
(a)Subject to Section 4(b), this Plan shall be administered by a committee or committees appointed by the Board (the “Committee”). The composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to this Plan to be exempt from liability under Rule 16b‑3 under the 1934 Act and to satisfy the “independence” requirements of any national securities exchange on which the Stock is listed.
(b)The Board may, in its discretion, reserve to itself any or all of the authority and responsibility of the Committee. To the extent that the Board has reserved to itself the authority and responsibility of the Committee, all references to the Committee in this Plan shall be deemed to refer to the Board.
(c)The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, as follows:
(i)to grant Awards,
(ii)to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and, if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards,
(iii)to interpret this Plan,
(iv)to determine all terms and provisions of all Awards, including without limitation any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of a stock option, which restrictions may continue beyond the Grantee’s Termination of Employment or Termination of Directorship, as applicable), which shall be set forth in a written (including in an electronic form) agreement for each Award (the “Award Agreements”), which need not be identical, and, with the consent of the Grantee, to modify any such Award Agreement at any time,
(v)to adopt or to authorize foreign Subsidiaries to adopt Foreign Sub-Plans as provided in Section 14,
(vi)to delegate any or all of its duties and responsibilities under this Plan to any individual or group of individuals it deems appropriate, except its duties and responsibilities with respect to Section 16 Grantees, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities,

(vii)to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award or any group of Awards, other than the Minimum Vesting Requirement, for any reason, solely to the extent that any such acceleration or waiver would not cause any tax to become due under Section 409A of the Code,
(viii)subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised or earned, solely to the extent that any such extension would not cause any tax to become due under Section 409A of the Code,
(ix)to make such adjustments or modifications to Awards granted to or held by Grantees working outside the United States as are necessary and advisable to fulfill the purposes of this Plan or to accommodate the specific requirements of local laws, procedures or practices,
(x)to impose such additional conditions, restrictions and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards and limiting the percentage of Awards that may from time to time be exercised by a Grantee,
(xi)notwithstanding Section 8, to prescribe rules and regulations concerning the transferability of any Awards, and
(xii)to make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
(d)The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be made in its sole discretion, and shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.
5.Eligibility
Awards may be granted to any Employee (including any officer) of the Company or any of its domestic Subsidiaries, any Employee, officer or director of any of the Company’s foreign Subsidiaries (provided, that in the case of an Employee, officer or director of a domestic or foreign Subsidiary in which the Company owns less than 50% of the total combined voting power or value of all classes of stock, Awards may be granted only where there is a sufficient nexus between such Employee, officer or director and the Company so that the grant serves a genuine business purpose of the Company) and to any non‑Employee director of the Company. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.
6.Conditions to Grants
(a)General conditions.
(i)The “Grant Date” of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.
(ii)The term of each Award shall be a period not longer than 10 years from the Grant Date.
(iii)A Grantee may, if otherwise eligible, be granted additional Awards in any combination.
(b)Grant of Stock Options and Option Price. A stock option represents the right to purchase a share of Stock at a predetermined Option Price. No later than the Grant Date of any stock option, the Committee shall establish the Option Price of such stock option. The per‑share Option Price of a stock option shall not be less than 100% of the Fair Market Value of a share of the Stock on the Grant Date. Such Option Price shall be subject to adjustment as provided in Section 22. The applicable Award Agreement may provide that the stock option shall be exercisable for restricted stock. The Committee shall not without the approval of the Company’s shareholders, other than pursuant to Section 22, (i) reduce the per‑share Option Price of a stock option after it is granted, (ii) cancel a stock option when the per‑share Option Price exceeds the Fair Market Value of a share of the Stock in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to a stock option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.
(c)Grant of Stock Bonuses. The Committee may, in its discretion, grant Bonus Shares to any Employee eligible under Section 5 to receive Awards, other than executive officers of the Company.
(d)Grant of Dividend Equivalents. The Committee may, in its discretion, grant dividend equivalents, which represent the right to receive cash payments or shares of Stock measured by the dividends payable with respect to specific shares of Stock or a specified number of shares of Stock. Dividend equivalents may be granted as part of another type of Award, and shall be subject to such terms and conditions as the Committee shall determine; provided, that the Committee shall not provide for payment of dividend equivalents in a manner that would cause any tax to become due under Section 409A of the Code.
(e)Grant of Restricted Stock Units (“RSUs”). The Committee may, in its discretion, grant RSUs, which are Awards other than Bonus Shares that are denominated in, payable in, and valued, in whole or in part, by reference to, shares of Stock. An RSU shall represent the right to receive a payment, in cash, shares of Stock or both (as determined by the Committee), and shall be subject to such terms and conditions as the Committee shall determine. RSUs that are a Service-Vesting Award shall be subject to the Minimum Vesting Requirement.
(f)Grant of Other Stock‑Based Awards. The Committee may, in its discretion, grant other stock‑based awards. These are Awards, other than stock options (not including incentive stock options), Bonus Shares, dividend equivalents and restricted stock units that are denominated in, valued, in whole or in part, by reference to, or otherwise based on or related to, Stock. The purchase, exercise, exchange or conversion of other stock‑based awards granted under this Section 6(f) shall be on such terms and conditions and by such methods as shall be specified by the Committee. If the value of any other stock‑based award is based on the difference between the excess of the Fair Market Value, on the date such Fair Market Value is determined, over such Award’s exercise or grant price, the exercise or grant price for such an Award will not be less than 100% of the Fair Market Value on the Grant Date. If the value of such an Award is based on the full value of a share of Stock, and the Award is a Service‑Vesting Award, then such Award shall be subject to the Minimum Vesting Requirement. The Committee shall not without the approval of the Company’s shareholders, other than pursuant to Section 22, (i) lower the exercise price of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right when the exercise price exceeds the Fair Market Value of a share of the Stock in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to a stock appreciation right that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.
7.Grantee’s Agreement to Serve
The Committee may, in its discretion, require each Grantee who is granted an Award to, execute such Grantee’s Award Agreement, and to agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries or remain as a non‑Employee director, as applicable, for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment or service as a non‑Employee director shall be implied by the terms of this Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.
8.Non‑Transferability
No Award granted hereunder shall be assigned, encumbered, pledged, sold, transferred, or otherwise disposed of other than by will or the laws of descent and distribution; provided however, that unless otherwise determined by the Committee, a Grantee may designate in writing a beneficiary to exercise or hold, as applicable, his or her Award after such Grantee’s death. In the case of a holder after the Grantee’s death, an Award shall be transferable solely by will or by the laws of descent and distribution.

9.Exercise
(a)Exercise of Stock Options. Subject to Sections 4(c)(vii), 12, 13 and 21 and such terms and conditions as the Committee may impose, each stock option shall be exercisable as and when determined by the Committee; provided that, unless the Committee determines otherwise, each stock option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such stock option.
Each stock option shall be exercised by delivery of notice of intent to purchase a specific number of shares of Stock subject to such stock option. Such notice shall be in a manner specified by and satisfactory to the Company. The Option Price of any shares of Stock as to which a stock option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:
(i)cash,
(ii)unless otherwise determined by the Committee, Stock owned by the Grantee, valued at its Fair Market Value at the time of exercise,
(iii)with the approval of the Committee, shares of restricted stock held by the Grantee, each valued at the Fair Market Value of a share of Stock at the time of exercise, or
(iv)unless otherwise determined by the Committee, through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Board of Governors of the Federal Reserve System.
If shares of Stock are used to pay the Option Price, such shares of Stock must have been held by the Grantee for more than six months prior to exercise of the stock option, unless otherwise determined by the Committee. Such payment may be made by actual delivery or attestation.
(b)Time of Exercise/Expiration. Notwithstanding anything to the contrary herein, in the event that the final date on which any stock option would otherwise be exercisable in accordance with the provisions of this Plan (including without limitation Section 12 hereof) is not a Business Day, the last day on which such stock option may be exercised is the last Business Day immediately preceding such date.
10.Notification under Section 83(b)
The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any stock option, or the grant of any share of restricted stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the U.S. Internal Revenue Service, in addition to complying with any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.
11.Withholding Taxes
(a)Whenever, under this Plan, cash or Stock is to be delivered upon exercise or payment of an Award, or any other event occurs that results in taxation of a Grantee with respect to an Award, the Company shall be entitled to require (i) that the Grantee remit an amount sufficient to satisfy all U.S. federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan, (iii) any other method prescribed by the Committee from time to time or (iv) any combination of the foregoing.
(b)If any disqualifying disposition (as defined in Section 421(b) of the Code) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to this Plan or any election described in Section 10 is made, then the individual making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all U.S. federal, state and local withholding taxes thereby incurred; provided, that in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan.
(c)Notwithstanding the foregoing, in no event shall the amount withheld or remitted in the form of shares of Stock due to a Grantee under this Plan exceed the minimum required by applicable law, except in the case of amounts due to a Grantee working outside the United States where the amount withheld may exceed such minimum, provided that it is not in excess of the actual amount required to be withheld with respect to the Grantee under applicable tax law or regulations.
(d)Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything contrary in this Plan and the Company will have no liability to a Grantee or any other party if a payment under an Award does not receive or maintain such favorable treatment or does not avoid such unfavorable treatment. The Company shall be unconstrained in its corporate activities without regard to the potential tax impact on Grantees.
12.Termination of Employment
(a)The applicable Award Agreement shall specify the treatment of such Award upon the Grantee’s Termination of Employment. Unless otherwise provided in the applicable Award Agreement, all unvested Awards shall forfeit upon the Grantee’s Termination of Employment, and vested stock options shall remain exercisable until the 90th day following Termination of Employment.
(b)Committee Discretion. Notwithstanding the foregoing, the Committee may determine that the consequences of a Termination of Employment for a particular Award will differ from those in the applicable Grant Agreement after it is granted if the change is favorable to the Grantee, unless otherwise required to comply with applicable laws; provided, that the Committee shall have no authority (i) after the Grant Date, to extend the time to exercise unexercised stock options or stock appreciation rights to any date later than the 10th anniversary of the Grant Date (or, if earlier, the original expiration date of the Award) or (ii) otherwise to provide for terms of an Award that would cause any tax to become due under Section 409A of the Code.
13.Termination of Directorship
(a)The applicable Award Agreement shall specify the treatment of such Award upon the Director’s Termination of Directorship with the Company. Unless otherwise provided in the applicable Award Agreement, all unvested Awards shall forfeit upon the Director’s Termination of Directorship.
(b)Committee Discretion. Notwithstanding the foregoing, the Committee may determine that the consequences of Termination of Directorship for a particular Award will differ from those in the Applicable Award Agreement after the Award is granted, if the change is favorable to the Grantee; provided, that the Committee shall have no authority (i) after the Grant Date, to extend the time to exercise unexercised stock options or stock appreciation rights to any date later than the 10th anniversary of the Grant Date (or, if earlier, the original expiration date of the Award) or (ii) otherwise to provide for terms of an Award that would cause any tax to become due under Section 409A of the Code.
14.Equity Incentive Plans of Foreign Subsidiaries
The Committee may grant Awards to Employees, officers and directors of the Company and its Subsidiaries who reside in foreign jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion: (a) amend or vary the terms of the Plan in order to conform such terms with the requirements of each jurisdiction where a Subsidiary is located; (b) amend or vary the terms of the Plan in each jurisdiction where a Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social security contributions for Grantees and/or the Subsidiary (including, without limitation, determining comparable minimum withholding liability under applicable non-U.S. tax laws for purposes of Section 11 (Withholding Taxes)); or (c) amend or vary the terms of the Plan in a jurisdiction where the Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-Plans (a "Foreign Sub-Plan") for these purposes. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan (and/or a Foreign Sub-Plan) in such jurisdictions. The terms and conditions contained herein that are subject to variation in a jurisdiction shall be reflected in a written document. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 14 to one or more officers of the Company.
15.Securities Law Matters
(a)If the Committee deems it necessary to comply with the Securities Act of 1933, as amended, and the regulations and rulings thereunder, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.
(b)If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) U.S. federal, state, foreign or local securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities (together, referred to herein as “Securities Law Requirements”), then the Committee may (A) postpone any such exercise, nonforfeitability or delivery, as the case may be, for not more than 30 days after the date on which such exercise, nonforfeitability or delivery would no longer violate such law or requirements, or (B) amend or cancel some or all of the Awards affected by such Securities Law Requirements, with or without consideration to the relevant Grantees.
16.Funding
Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.
17.No Employment Rights
Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.
18.Rights as a Stockholder
A Grantee shall not, by reason of any Award (other than restricted stock), have any right as a stockholder of the Company with respect to the shares of Stock that may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her.
19.Nature of Payments
Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee, and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit‑sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.
20.Non‑Uniform Determinations
Neither the Committee’s nor the Board’s determinations under this Plan need be uniform, and may be made by the Committee or the Board selectively among individuals who receive, or are eligible to receive, Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non‑uniform and selective determinations, to enter into non‑uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 12, of Terminations of Employment.

21.Change in Control Provisions
Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 21 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award (as reflected in the applicable Award Agreement).
(a)Upon a Change in Control, each then‑outstanding stock option and stock appreciation right, and each other then‑outstanding Award that is a Service‑Vesting Award (each, a “Replaced Award”), shall be replaced with another Award meeting the requirements of Section 21(b) (a “Replacement Award”); provided that (i) if a Replacement Award meeting the requirements of Section 21(b) cannot be issued (because, for example, there are no publicly traded equity securities available, such that the requirement described in clause (iii) of the first sentence of Section 21(b) cannot be met), or (ii) the Committee so determines at any time prior to the Change in Control, upon a Change in Control each Replaced Award shall instead become fully vested, exercisable and free of restrictions. The treatment of any Awards which are not Replaced Awards (i.e., Awards other than stock options and stock appreciation rights, which are not Service‑Vesting Awards) shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.
(b)An Award shall meet the conditions of this Section 21(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 21(c) below; and (v) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 21(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.
(c)Upon a Termination of Employment or Termination of Directorship of a Grantee occurring in connection with or during the period of two years after such Change in Control, other than for Cause, (i) all Replacement Awards held by the Grantee shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all stock options and stock appreciation rights held by the Grantee immediately before the Termination of Employment or Termination of Directorship that the Grantee held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than two years following such termination or until the expiration of the stated term of such stock option, whichever period is shorter (provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control). The treatment described in the preceding sentence shall not apply if the Termination of Employment is initiated by the Employee.
22.Adjustments Upon Certain Changes
The following shall be subject to any action by the shareholders of the Company required by law, applicable tax rules or the rules of any exchange on which shares of Stock of the Company are listed for trading:
(a)Shares Available for Grants. In the event of any change in the number of shares of Stock of the Company outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards and the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards to any individual Grantee in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Stock of the Company outstanding by reason of any other event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted.
(b)Increase or Decrease in Issued Shares Without Consideration. In the event of any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares of Stock of the Company or the payment of a stock dividend (but only on the shares of Stock of the Company), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee may, to the extent deemed appropriate by the Committee, adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.
(c)Certain Mergers. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee may, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.
(d)Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), or (iii) a merger, consolidation or similar transaction involving the Company in which the holders of shares of Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, in its sole discretion, have the power to:
(i)cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Grantee to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, equal to the value, as determined by the Committee, of such Award, provided that with respect to any outstanding stock option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise price of such stock option; or
(ii)provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to some or all of the property which a holder of the number of shares of Stock subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Grantee to whom such Award was granted in partial consideration for the exchange of the Award.
(e)Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in paragraphs 22(b), (c) or (d), the Committee may make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.
(f)No Other Rights. Except as expressly provided in the Plan, no Grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.
(g)Savings Clause. No provision of this Section 22 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
23.Amendment of this Plan
The Board or the Committee may from time to time in its discretion amend this Plan or Awards, without the approval of the shareholders of the Company, except (i) to the extent required under the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities and (ii) to the extent the amendment would result in (A) the reduction of the Option Price of any stock option, (B) cancellation of a stock option when the Option Price exceeds the Fair Market Value of a share of Stock in exchange for cash or another

Award (other than in connection with a Change in Control), or (C) any other action with respect to a stock option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange. No such amendment shall adversely affect any previously‑granted Award without the consent of the Grantee, except for (x) amendments made to comply with applicable law, stock exchange rules or accounting rules, and (y) amendments that do not materially decrease the value of such Awards.
24.Termination of this Plan
This Plan shall terminate on the 10th anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under this Plan.
25.No Illegal Transactions
This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority that may be applicable thereto; and, notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation. Such circumstances or the inability or impracticability of the Company to obtain or maintain authority from any regulatory body (which authority is deemed by the Company to be necessary for the lawful issuance and/or sale of Stock hereunder) shall relieve the Company of any liability for the failure to issue and/or sell such Stock and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Grantees.
26.Controlling Law
The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.
27.Severability
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
28.Section 409A
No provision of this Plan shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. No action, or failure to act, pursuant to this Section 28 or to any other provision of the Plan that references Section 409A of the Code shall subject the Committee, the Board or the Company to any claim, liability or expense, and neither the Committee, the Board nor the Company shall have any obligation to indemnify or otherwise protect any Grantee from the obligation to pay any taxes pursuant to Section 409A of the Code.